FIRST AMENDMENT TO CREDIT AGREEMENT
FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 26, 2017, among SUMMIT HOTEL OP, LP, a Delaware limited partnership (the “Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (the “Administrative Agent”), and the financial institutions party to the Credit Agreement referred to below (collectively, the “Lender Parties”).
PRELIMINARY STATEMENTS:
The Borrower, Summit Hotel Properties, Inc., a Maryland corporation (the “Parent Guarantor”), the other guarantors named therein, Administrative Agent, and the Lender Parties have entered into that certain Credit Agreement dated as of January 15, 2016 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
In connection with this Amendment, Borrower has requested certain Guarantors be released from their Obligations under the Credit Agreement in accordance with Section 5.01(x)(ii) of the Credit Agreement.
The Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions hereinafter set forth.
SECTION 1.Amendments to Credit Agreement. Upon the occurrence of the First Amendment Effective Date (as defined in Section 3 below), the Credit Agreement is amended as follows:
(a)    By inserting the following definitions in Section 1.01 of the Credit Agreement, in the appropriate alphabetical order:
“‘First Amendment Effective Date’ means September 26, 2017.
“‘KeyBank Facilities’ means, collectively, the term loan facilities established pursuant to (i) that certain Credit Agreement, dated as of April 7, 2015, among Borrower, Parent Guarantor, the other guarantors party thereto, KeyBank, as administrative agent, and the other lenders party thereto, as amended, supplemented or otherwise modified to date, and (ii) that certain Credit Agreement, dated as of September 26, 2017, among Borrower, Parent Guarantor, the other guarantors party thereto, KeyBank, as administrative agent, and the other lenders party thereto, as amended, supplemented or otherwise modified to date.”
(b)    By deleting in their entirety the definitions of “Consolidated Interest Expense”, “Defaulting Lender”, “ERISA Event”, “Guaranty”, “Hedge Bank”, “Material Debt”, “Permitted Recourse Debt”, “Secured Indebtedness” and “Term Loan”, appearing in Section 1.01 of the Credit Agreement, and inserting in lieu thereof the following:
“‘Consolidated Interest Expense’ means, for the most recently completed four fiscal quarters, the sum of (a) the aggregate cash interest expense of the Parent Guarantor and its Subsidiaries for such period, as determined in accordance with GAAP, including capitalized interest and the portion of any payments made in respect of capitalized lease liabilities allocable to interest expense, but excluding (i) deferred financing costs, (ii) other non-cash interest expense and (iii) any capitalized interest relating to construction financing for an Asset to the extent an interest reserve or a loan “holdback” is maintained in respect of such capitalized interest pursuant to the terms of such financing as reasonably approved by the Administrative Agent, plus (b) such Persons’ JV Pro Rata Share of the items described in clause (a) above of its Joint Ventures for such period.
‘Defaulting Lender’ means, subject to Section 9.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Commitments within two Business Days of the date any such Commitment was required to be funded by such Lender hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding the Advance has not been satisfied (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such notice) or (ii) pay to the Administrative Agent, any Issuing Bank, any Swing Line Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Advances) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Swing Line Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lenders’ obligation to fund a Commitment hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Person. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 9.10(a)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swing Line Bank and each Lender.
‘ERISA Event’ means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.
‘Guaranty’ means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j), Section 5.01(x) or Section 7.05.
‘Hedge Bank’ means any entity that is a Lender Party or an Affiliate of a Lender Party at the time it enters into a Guaranteed Hedge Agreement in its capacity as a party to such Guaranteed Hedge Agreement.

‘Material Debt’ means (a) Recourse Debt of the Borrower that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $15,000,000 or more, either individually or in the aggregate or (b) any other Indebtedness of any Loan Party or any Subsidiary of a Loan Party (other than Indebtedness described in clause (c) below) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $75,000,000 or more, either individually or in the aggregate, or (c) any Unsecured Indebtedness of the Parent Guarantor or any of its Subsidiaries; in each case (i) whether or not the primary obligation of the applicable obligor, (ii) whether the subject of one or more separate debt instruments or agreements, and (iii) exclusive of Indebtedness outstanding under this Agreement. For the avoidance of doubt, Material Debt may include Refinancing Debt to the extent comprising Material Debt as defined herein.
‘Permitted Recourse Debt’ means Recourse Debt that is either (a) Unsecured Indebtedness that does not result in a Default or an Event of Default under the financial covenants set forth in Section 5.04(b), provided that the aggregate principal amount of any such Unsecured Indebtedness, other than the Unsecured Indebtedness under the KeyBank Facilities, that has a scheduled maturity date or commitment termination date prior to the one year anniversary of the latest Termination Date under the Credit Agreement (taking into account any extensions thereof) shall in no event exceed $125,000,000, or (b) Indebtedness (i) secured by (x) a Lien on the Equity Interests of a Property-Level Subsidiary that directly or indirectly does not hold any fee or leasehold interest in any Unencumbered Asset, or (y) a mortgage Lien granted by such Property-Level Subsidiary, as mortgagor, pursuant to the terms of the loan documents evidencing such Recourse Debt, (ii) in an aggregate principal amount not to exceed 10% of Total Asset Value at any time outstanding, and (iii) that does not result in Default or Event of Default under the financial covenants set forth in Sections 5.04(a)(v) and 5.04(a)(vi).
‘Secured Indebtedness’ means, with respect to the Parent Guarantor and its Subsidiaries as of a given date, the portion of Total Indebtedness that is secured in any manner by any Lien on any property or any Equity Interests in direct or indirect Subsidiaries of the Parent Guarantor.
‘Term Loan’ shall mean the term loan to the Borrower from the Term Loan Lenders in an aggregate principal amount equal to $150,000,000 on the Closing Date, as the same may be increased as provided in Section 2.17.”
(c)    By deleting in its entirety Section 2.11(f)(vii) and (ix) of the Credit Agreement, and inserting in lieu thereof the following:
“(vii)    seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date or any periodic scheduled payments due under any Guaranteed Hedge Agreement of which Administrative Agent has received not less than five (5) Business Days prior written notice, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;
(ix)    ninth, to the payment of the principal amount of all of the outstanding Advances and any termination payments due under a Guaranteed Hedge Agreement of which Administrative Agent has received not less than five (5) Business Days prior written notice that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lender Parties on such date, and to deposit into the Cash Collateral Account any contingent reimbursement obligations in respect of outstanding Letters of Credit to the extent required by Section 6.02; and”
(d)    By deleting in its entirety Section 2.12(g) of the Credit Agreement, and inserting in lieu thereof the following:
“(g)      Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, and on the date of the Assignment and Acceptance or Accession Agreement pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States federal withholding tax on payments pursuant to this Agreement or any other Loan Document or, in the case of a Lender Party claiming the benefit of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code (x) a certificate in the form of Exhibit G hereto to the effect that such Lender Party is not a (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) or a “10 percent shareholder” of any Loan Party within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) two duly completed copies of an IRS W-8BEN. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered an Excluded Tax unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered an Excluded Tax for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance or Accession Agreement pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States federal withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States federal withholding tax, if any, applicable with respect to the Lender Party assignee on such date. Upon the request of the Borrower, any Lender that is a United States person and is not an exempt recipient for U.S. backup withholding purposes shall deliver to the Borrower two copies of Internal Revenue Service form W-9 (or any successor form). If a payment made to a Lender Party under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender Party shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender Party has complied with such Lender Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this subsection (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender Party shall promptly notify the Borrower and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption from or reduction of Taxes.”
(e)    By deleting in its entirety Section 3.02(a)(y) of the Credit Agreement, and inserting in lieu thereof the following:
“(y) in the case of an addition of any Person as an Additional Guarantor, all Guarantor Deliverables (to the extent not previously delivered pursuant to Section 5.01(k), Section 5.01(x) or this Section 3.02),”
(f)    By deleting in its entirety Section 4.01(x) of the Credit Agreement, and inserting in lieu thereof the following:
“(x)    Sanctioned Persons. None of the Loan Parties or any of their respective Subsidiaries nor, to the knowledge any Responsible Officer of the Borrower, any director, officer, agent, employee or Affiliate of any Loan Party or any of its respective Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any successor to OFAC carrying out similar function or any sanctions under similar laws or requirements administered by the United States Department of State, the United States Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions Laws”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or other Sanctions Laws (each such person a “Designated Person”). Neither Borrower, any Guarantor, nor any Subsidiary, director or officer of Borrower or Guarantor or, to the knowledge of Borrower, any Affiliate, agent or employee of Borrower or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws.”
(g)    By inserting the following new Section 4.01(y) of the Credit Agreement immediately after Section 4.01(x):
“(y)    EEA Financial Institutions. None of the Borrower, any Guarantor, nor their respective Subsidiaries is an EEA Financial Institution.”
(h)    By deleting in its entirety Section 5.01(e) of the Credit Agreement, and inserting in lieu thereof the following:
“(e)    Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except, in the case of Subsidiaries of the Borrower that are not Loan Parties only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such existence, legal structure, legal name, rights, permits, licenses, approvals, privileges and franchises and such failure is not reasonably likely to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of any transaction by or involving any Loan Party or Subsidiary thereof otherwise permitted under Section 5.02(d) or (e) below).”
(i)    By revising Section 5.01(n)(ii) to re-letter paragraphs (B) through (I) thereof to read (A) through (H) thereof.
(j)    By deleting in its entirety Section 5.01(s) of the Credit Agreement, and inserting in lieu thereof the following:
“(s)    Exchange Listing. In the case of the Parent Guarantor, at all times (i) cause its common shares to be duly listed on the New York Stock Exchange, NYSE MKT or NASDAQ and (ii) timely file all reports required to be filed by it in connection therewith.”
(k)    By deleting in its entirety Section 5.02(d)(ii) of the Credit Agreement, and inserting in lieu thereof the following:
“(ii)     any Loan Party may merge with any Person that is not a Loan Party so long as such Loan Party is the surviving entity or (except in the case of a merger with the Borrower or the Parent Guarantor, which shall always be the surviving entity) such other Person is the surviving party and shall promptly become a Loan Party (provided further that the Parent Guarantor shall not merge with a Person that is not a Loan Party unless such merger is with a Person that would be in compliance with Section 5.01(r), and which is the general partner or other owner of a Person simultaneously merging with Borrower or a Subsidiary of Borrower, and the Parent Guarantor is the surviving entity), provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom and the requirements in Sections 5.01(x) and 5.02(p) shall still be complied with. Notwithstanding any other provision of this Agreement, (y) any Subsidiary of a Loan Party (other than the Borrower and any Subsidiary that is the direct owner of an Unencumbered Asset) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and the assets or proceeds from the liquidation or dissolution of such Subsidiary are transferred to the Borrower or a Guarantor, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, and (z) any Loan Party or Subsidiary of a Loan Party shall be permitted to effect any Transfer of Assets through the sale or transfer of direct or indirect Equity Interests in the Person (other than the Borrower or the Parent Guarantor) that owns such Assets so long as Section 5.02(e) would otherwise permit the Transfer of all Assets owned by such Person at the time of such sale or transfer of such Equity Interests. Upon the sale or transfer of Equity Interests in any Person that is a Guarantor permitted under clause (z) above, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Administrative Agent shall, upon the request of the Borrower, release such Guarantor from the Guaranty.”
(l)    By deleting in its entirety Section 5.02(h) of the Credit Agreement, and inserting in lieu thereof the following:
“(h)     Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, in each case in any material respect, its limited liability company agreement, partnership agreement, certificate of incorporation or bylaws or other constitutive documents, provided that (1) any amendment to any such constitutive document that would be adverse to any of the Lender Parties shall be deemed “material” for purposes of this Section; (2) any amendment to any such constitutive document that would designate such Subsidiary that is not a Loan Party as a “special purpose entity” or otherwise confirm such Subsidiary’s status as a “special purpose entity” shall be deemed “not material” for purposes of this Section; and (3) in the case of Subsidiaries of the Borrower only, a Subsidiary may amend its constitutive documents if in the reasonable business judgment of such Subsidiary it is in its best economic interest to do so and such amendment is not otherwise prohibited by this Agreement and could not reasonably be expected to result in a Material Adverse Effect.”
(m)    By inserting the following new Sections 5.02(u) and 5.02(v) of the Credit Agreement immediately after Section 5.02(t):
“(u)    Sanctioned Persons. Directly or indirectly use or permit or allow any of its Subsidiaries to directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person, for the purpose of financing the activities of any Designated Person or in any manner that would cause any of such persons to violate the United States Foreign Corrupt Practices Act. None of the funds or assets of the Loan Parties that are used to pay any amount due pursuant to this Agreement or the other Loan Documents shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws.
(v)    More Restrictive Agreements. Enter into or modify any agreements or documents or permit or allow any of its Subsidiaries to enter into or modify any agreements or documents in each case pertaining to any existing or future Unsecured Indebtedness of such Loan Party or such Subsidiaries, if such agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive against the Loan Parties or their respective Subsidiaries than those set forth in Section 5.01(o), 5.02(f)(iv), 5.02(g), 5.02(m), 5.02(o) or 5.04 (and including for the purposes hereof, all definitions used in or relating to such sections or definitions) of this Agreement, unless the Loan Parties, the Administrative Agent and the Required Lenders shall have simultaneously amended this Agreement to include such more restrictive provisions. Each of the Loan Parties agrees to deliver to the Administrative Agent copies of any agreements or documents (or modifications thereof) pertaining to existing or future Unsecured Indebtedness of the Loan Parties and their respective Subsidiaries as the Administrative Agent from time to time may request.”
(n)    By deleting in its entirety Section 5.04(a)(i) of the Credit Agreement, and inserting in lieu thereof the following:
“(i)    Maximum Leverage Ratio. Maintain as of each Test Date a Leverage Ratio of not greater than 6.50:1.00; provided, however, that on and after the date of any Leverage Ratio Increase Election, the Parent Guarantor shall maintain as of each Test Date occurring during the period ending not later than the last day of the third (3rd) consecutive fiscal quarter ending after the date of such Leverage Ratio Increase Election, a Leverage Ratio of not greater than 7.00:1.00; provided further that (A) such Leverage Ratio Increase Elections may only occur (1) prior to the Initial Maturity Date and (2) not more than two times during the term of the Facilities, and (B) such Leverage Ratio Increase Elections may not be consecutive.”
(o)    By deleting in its entirety Section 5.04(a)(ii) of the Credit Agreement, and inserting in lieu thereof the following:
“(ii)    Minimum Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of not less than the sum of (a) $1,105,342,000 plus (b) an amount equal to 75% of the net cash proceeds of all issuances or sales of Equity Interests of the Parent Guarantor or any of its Subsidiaries consummated after the First Amendment Effective Date.”
(p)    By deleting in its entirety Section 6.01(e) of the Credit Agreement, and inserting in lieu thereof the following:
“(e)    Cross Defaults. (i) Any Loan Party or any Subsidiary thereof shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) only with respect to Material Debt described in clause (a) or (b) of the definition thereof, such event or condition shall remain unremedied or otherwise uncured for a period of 30 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or (iv) without limiting the foregoing, the occurrence of any “Event of Default” (as defined in the Existing Credit Agreement) under the Existing Credit Agreement; or”
(q)    By deleting in its entirety Section 6.01(i) of the Credit Agreement, and inserting in lieu thereof the following:
“(i)    Unenforceability of Loan Documents. Any material provision of any Loan Document after delivery thereof pursuant to Section 3.01, 5.01(j) or 5.01(x) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or”
(r)    By deleting in their entirety Sections 7.01(a) and 7.01(b) of the Credit Agreement, and inserting in lieu thereof the following:
“(a)    Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise, in each case exclusive of all Excluded Swap Obligations (such guaranteed Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Lender Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Lender Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is and constitutes a guaranty of payment and not merely of collection. Notwithstanding anything to the contrary herein, the Lender Parties shall immediately release the guaranty of any Guarantor at such time as the Guarantor has completed Transfers and/or designations in compliance with Section 5.02(e) such that the Guarantor does not own, directly or indirectly any one or more Unencumbered Assets.
(b)    Each Guarantor, the Administrative Agent and each other Lender Party and, by its acceptance of the benefits of this Guaranty, each other Lender Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Voidable Transactions Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the other Lender Parties and, by their acceptance of the benefits of this Guaranty, the other Lender Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.”
(s)    By deleting in its entirety Section 9.07(a) of the Credit Agreement, and inserting in lieu thereof the following:
“(a)    Each Lender may (and, if demanded by the Borrower in accordance with Section 9.01(b) will) assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 under each Facility or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 9.01(b) shall be an assignment of all rights and obligations of the assigning Lender under this Agreement, (v) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender in which case notice of such assignment shall be provided to the Administrative Agent and the Borrower, no such assignments shall be permitted (A) until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, without the consent of the Administrative Agent, and (B) at any other time without the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), provided, however, that Merrill Lynch, Pierce, Fenner & Smith Incorporated may, without prior notice to the Borrower, assign its rights and obligations under this Agreement to any other registered broker-dealer owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500; provided, however, that for each such assignment made as a result of a demand by the Borrower pursuant to Section 9.01(b), the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.”
SECTION 2.    Representations and Warranties. The Borrower hereby represents and warrants that the representations and warranties contained in each of the Loan Documents (as amended or supplemented to date, including pursuant to this Amendment) are true and correct on and as of the First Amendment Effective Date (defined below), as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to an earlier date, in which case as of such earlier date).
SECTION 3.    Release of Certain Guarantors. The Administrative Agent, on behalf of the Lenders, hereby releases and discharges each Subsidiary of the Borrower that initially executed the Credit Agreement or a supplement thereto as a “Guarantor” and is not listed on the signature pages attached hereto as a Guarantor and is no longer required to be a Guarantor pursuant to the terms of Section 5.01(x)(i) of the Credit Agreement from its Obligations under the Credit Agreement.  For the avoidance of doubt, the foregoing release shall not apply to the Parent Guarantor or any owner or lessee of an Unencumbered Asset.
SECTION 4.    Conditions of Effectiveness. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which, and only if, each of the following conditions precedent shall have been satisfied:
(a)    The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent:
(i)    (x) counterparts of this Amendment executed by the Borrower, the Administrative Agent and those Lenders comprising Required Lenders or, as to any of such Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment, and (y) the consent attached hereto (the “Consent”) executed by each of the Guarantors.
(ii)    A certificate of the Secretary or an Assistant Secretary of (a) the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and (b) each Guarantor certifying the names and true signatures of the officers of such Guarantor authorized to sign the Consent.
(b)    The representations and warranties set forth in each of the Loan Documents shall be correct in all material respects on and as of the First Amendment Effective Date, as though made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the First Amendment Effective Date, in which case as of such specific date).
(c)    No event shall have occurred and be continuing, or shall result from the effectiveness of this Amendment, that constitutes a Default or an Event of Default.
(d)    The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.
SECTION 5.    Reference to and Effect on the Loan Documents.
(a)    On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION 6.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 7.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this letter by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this letter for all purposes.
SECTION 8.    Governing Law. This Amendment shall pursuant to New York General Obligations Law Section 5-1401 be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 9.    Waiver of Claims. Borrower acknowledges, represents and agrees that Borrower as of the date hereof has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Term Loan Advances or with respect to any acts or omissions of Administrative Agent or any Lender, or any past or present officers, agents or employees of Administrative Agent or any Lender, and Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

(Signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

SUMMIT HOTEL OP, LP,
a Delaware limited partnership

By:    SUMMIT HOTEL GP, LLC,
a Delaware limited liability company,
its general partner

By:	SUMMIT HOTEL PROPERTIES, INC., a Maryland corporation,
its sole member

/s/ Christopher Eng
By:____________________________
Name: Christopher Eng
Title: Secretary

(Signatures continued on next page)

Agreed as of the date first above written:
DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent, Initial Issuing Bank,
Swing Line Bank and Initial Lender

/s/ Alexander Johnson
By:    ___________________________________

    Name: Alexander Johnson
Title: Managing Director
/s/ Joanna Soliman
By:    ___________________________________

    Name: Joanna Soliman
Title: Vice President
(Signatures continued on next page)

BANK OF AMERICA, N.A.,
as a Lender

/s/ John Sletten
By:    ___________________________________

    Name: John Sletten
Title: Vice President

(Signatures continued on next page)

KEYBANK NATIONAL ASSOCIATION,
as a Lender

/s/ Daniel L. Silbert
By:    ___________________________________

    Name: Daniel L. Silbert
Title: Sr. Banker

(Signatures continued on next page)

REGIONS BANK,
as a Lender

/s/ T. Barrett Vawter
By:    ___________________________________

    Name: T. Barrett Vawter
Title: Vice President

(Signatures continued on next page)

ROYAL BANK OF CANADA,
as a Lender

/s/ Rina Kansagra
By:    ___________________________________

    Name: Rina Kansagra
Title: Authorized Signatory

(Signatures continued on next page)
U.S. BANK NATIONAL ASSOCIATION,
as a Lender

/s/ Scott C. DeJong
By:    ___________________________________

    Name: Scott C. DeJong
Title: Senior Vice President

(Signatures continued on next page)

PNC BANK NATIONAL ASSOCIATION,
as a Lender

/s/ Joseph J. Seroke
By:    ___________________________________

    Name: Joseph J. Seroke
Title: Vice President

(Signatures continued on next page)

BRANCH BANKING AND TRUST COMPANY,
as a Lender

/s/ Brad Bowen
By:    ___________________________________

    Name: Brad Bowen
Title: Senior Vice President

CONSENT
Dated as of September 26, 2017
Each of the undersigned, as a Guarantor under the Guaranty set forth in Article VII of the Credit Agreement dated as of January 15, 2016, in favor of the Lender Parties party to the Credit Agreement referred to in the foregoing First Amendment to Credit Agreement, hereby consents to such First Amendment to Credit Agreement and hereby confirms and agrees that notwithstanding the effectiveness of such First Amendment to Credit Agreement, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects. Without limitation of the foregoing, each Guarantor hereby ratifies the Credit Agreement as amended to date.

SUMMIT HOTEL PROPERTIES, INC.,
a Maryland corporation

/s/ Christopher Eng
By:
Name: Christopher Eng
Title: Secretary

(Signatures continued on next page)

Summit Hospitality I, LLC,
Summit Hospitality VI, LLC,
Summit Hospitality VIII, LLC,
Summit Hospitality IX, LLC,
Summit Hospitality 17, LLC,
Summit Hospitality 18, LLC,
Summit Hospitality 25, LLC,
Summit Hospitality 057, LLC,
Summit Hospitality 060, LLC,
Summit Hospitality 084, LLC,
Summit Hospitality 100, LLC,
Summit Hospitality 114, LLC,
Summit Hospitality 117, LLC,
Summit Hospitality 118, LLC,
Summit Hospitality 119, LLC,
Summit Hospitality 121, LLC,
Summit Hospitality 122, LLC,
Summit Hospitality 123, LLC,
Summit Hospitality 126, LLC,
Summit Hospitality 127, LLC,
Summit Hospitality 128, LLC,
Summit Hospitality 129, LLC,
Summit Hospitality 130, LLC,
Summit Hospitality 131, LLC,
Summit Hospitality 132, LLC,
Summit Hospitality 134, LLC,
Summit Hospitality 135, LLC,
Summit Hospitality 136, LLC,
Summit Hospitality 137, LLC,
Summit Hospitality 138, LLC,
Summit Hospitality 139, LLC,
Summit Hospitality 140, LLC,
Summit Hospitality 141, LLC,
San Fran JV, LLC,
each a Delaware limited liability company

By: /s/ Christopher Eng
   Name: Christopher Eng
   Title: Secretary

Carnegie Hotels, LLC,
a Georgia limited liability company

By: /s/ Christopher Eng
   Name: Christopher Eng
   Title: Secretary

Summit Hotel TRS 003, LLC
Summit Hotel TRS 005, LLC
Summit Hotel TRS 023, LLC
Summit Hotel TRS 026, LLC
Summit Hotel TRS 030, LLC
Summit Hotel TRS 037, LLC
Summit Hotel TRS 044, LLC
Summit Hotel TRS 045, LLC
Summit Hotel TRS 057, LLC
Summit Hotel TRS 060, LLC
Summit Hotel TRS 062, LLC
Summit Hotel TRS 065, LLC
Summit Hotel TRS 066, LLC
Summit Hotel TRS 084, LLC
Summit Hotel TRS 088, LLC
Summit Hotel TRS 089, LLC
Summit Hotel TRS 090, LLC
Summit Hotel TRS 094, LLC
Summit Hotel TRS 095, LLC
Summit Hotel TRS 096, LLC
Summit Hotel TRS 099, LLC
Summit Hotel TRS 100, LLC
Summit Hotel TRS 102, LLC
Summit Hotel TRS 113, LLC
Summit Hotel TRS 114, LLC
Summit Hotel TRS 117, LLC
Summit Hotel TRS 118, LLC
Summit Hotel TRS 119, LLC
Summit Hotel TRS 121, LLC
Summit Hotel TRS 122, LLC
Summit Hotel TRS 123, LLC
Summit Hotel TRS 126, LLC
Summit Hotel TRS 127, LLC
Summit Hotel TRS 128, LLC
Summit Hotel TRS 129, LLC
Summit Hotel TRS 130, LLC
Summit Hotel TRS 131, LLC
Summit Hotel TRS 132, LLC
Summit Hotel TRS 134, LLC
Summit Hotel TRS 135, LLC
Summit Hotel TRS 136, LLC
Summit Hotel TRS 137, LLC
Summit Hotel TRS 138, LLC
Summit Hotel TRS 139, LLC
Summit Hotel TRS 140, LLC
Summit Hotel TRS 141, LLC

By: Summit Hotel TRS, Inc.,
   a Delaware corporation, the sole member of each of the above referenced Delaware limited liability companies

By: /s/ Christopher Eng
        Name: Christopher Eng
        Title: Secretary